UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported):  November 24, 2009

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                               000-50884                                                             94-3120386

                  (Commission File Number)                             (IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri                                   63108

       (Address of Principal Executive Offices)                                                       (Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Stereotaxis, Inc. (the “Company”) has been advised that Bevil Hogg, a member of the Company’s Board of Directors, has entered into a written trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to sell shares of the Company’s common stock.  Mr. Hogg’s plan authorizes the sale of up to 65,000 shares of the Company’s common stock with certain restrictions restricting trading immediately prior to public earnings release dates.  This represents less than 10% of the stock beneficially owned by Mr. Hogg, including shares issuable upon exercise of outstanding options.  Trading under the plan could begin as early as the day following the expiration of a lock-up agreement Mr. Hogg entered into in connection with the Company’s public offering completed in October 2009 and will end no later than May 28, 2010, unless the plan is terminated earlier.  Mr. Hogg has advised the Company that proceeds from the transactions will principally be used for the repayment of debt and payment of taxes.

As indicated, the plan is intended to comply with Rule 10b5-1 under the Exchange Act, as well as the Company’s insider trading policy.  Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company’s stock over a set period of time.  The specified number of shares sold may be determined pursuant to a formula or may be at the discretion of a third party, so long as such person is not aware of material non-public information.  Among other things, the Company’s insider trading policy allows insiders to implement a written trading plan provided such person is not in possession of material non-public information about the Company at the time the plan is entered into, consistent with Rule 10b5-1.  The plan was established during an “open window” under the Company’s insider trading policy.  Mr. Hogg will have no control over the timing of any sales under the plan, and there can be no assurance that the shares covered by the plan will actually will be sold.

Except as may be required by law, the Company does not undertake to report written trading plans established by other Company directors or officers, nor to report modifications, terminations, transactions or other activities under Mr. Hogg’s plan or the plan of any other director or officer.

The information furnished in this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.  In addition, this report shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: November 25, 2009	By:	/s/ Daniel J. Johnston
	Name:	Daniel J. Johnston
	Title:	Chief Financial Officer